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                                                                  EXHIBIT (i)


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form N-1A of our reports dated October 5, 1999, relating to the financial statements of Choice Funds Focused Fund and Balanced Fund, which appear in such Registration Statement. We also consent to the references to us under the heading "Independent Accountants" in such Registration Statement.





PricewaterhouseCoopers LLP
Milwaukee, Wisconsin
March 29, 2000